Exhibit 10.20

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT is made as of ____________ (the “Agreement Date”), by and between Pacific Drilling S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg registered with the Luxembourg register of commerce and companies under registration number B159658, having its registered office at 8-10 Avenue de la Gare, L-1610, Luxembourg (the “Company”), and Pacific Drilling Manpower, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“PDMI”), on the one hand, and _______________ (“Indemnitee”), on the other hand.

WITNESSETH

WHEREAS, the Company is engaged, through its direct and indirect subsidiaries (collectively, and including the Company, the “Group”), in the business of providing offshore drilling services through the use of high-specification floating rigs;

WHEREAS, PDMI provides management services to the Company;

WHEREAS, the Indemnitee has been appointed to serve as a director of the Company, and may be appointed to serve as a director of other members of the Group at the request of the Board (as defined below);

NOW, THEREFORE, In consideration of Indemnitee’s service after the date hereof, the Company and Indemnitee agree as follows:

1.         Definitions.  As used in this Agreement:

(a)        The term “Ad Hoc Group” means, collectively, each of the “Avenue Parties,” “SVP Parties” and “Other Lenders” (as such terms are defined in that certain Governance Agreement, dated on or about November 19, 2018, by and among the Company and the other parties thereto (the “Governance Agreement”)).

(b)        The term “Affiliate” of a Person shall mean any other Person controlled by, controlling, or under common control with, such Person.

(c)        The term “Board” shall mean the Board of Directors of the Company.

(d)        The term “Change of Control” shall mean the first to occur of any of the following:

(i)         the acquisition by any Person (other than any one or more members of the Ad Hoc Group prior to the Nomination Termination Time as defined in  the Governance Agreement) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of 50% or more of the Company’s outstanding shares  (the “Common Shares”); provided,  however, that for purposes of this subsection (i), the following events shall not constitute a Change of Control:

(A) any issuance or sale by the Company of its Common Shares to a Person;

(B) any acquisition of Common Shares by the Company; or

(C) any acquisition of Common Shares by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its Affiliates; or

(ii)       the Incumbent Board ceases for any reason to constitute a majority of the Board; or

(iii)      the consummation of an Acquisition (as defined in the Articles of Association of the Company); or

(iv)      approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)        The term “Claim” shall mean a claim related to any Proceeding, or any separate issue or matter therein, as the context requires, in which Indemnitee is or will be, or is threatened to be, involved as a party, as a witness or otherwise, by reason of his Corporate Status, provided that no claim asserted in any Proceeding brought by the Indemnitee against the Company, PDMI or another member of the Group or directors or officers of the Company, PDMI or another member of the Group, other than a Proceeding brought by Indemnitee to enforce his rights under this Agreement, shall be deemed a Claim without prior approval of a majority of the Impartial Directors.

(f)        The term “Comparable Policy” shall have the meaning provided in Section 3(a).

(g)        The term “Corporate Status” shall mean the status of a person as a (i) director or officer of the Company, PDMI or any other member of the Group, (ii) fiduciary with respect to any employee benefit plan of the Company, PDMI or any other member of the Group, or (iii) director, officer, partner, employee or agent of any other corporation, partnership, joint venture, trust or other for-profit or not-for-profit entity or enterprise, if such position is or was held at the request of the Board, in each case whether such position was held before or after the Agreement Date.

(h)        The term “Determining Body” shall mean (i) the Impartial Directors, as long as there is at least one Impartial Director, (ii) if the Impartial Directors so elect, the Independent Directors or (iii) if there are no Impartial Directors, the Impartial Directors so elect or Indemnitee so requests following a Change of Control in accordance with Section 7(a) and (b), Independent Counsel.

(i)         The term “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and witnesses, travel expenses, and all other costs, disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent.

(j)         The term “Expenses” shall mean any expenses or costs including, without limitation, reasonable attorney’s fees and retainers, court costs, transcript costs, fees of experts and witnesses, travel expenses, and all other customary costs, disbursements and expenses incurred by or on behalf of the Indemnitee in connection with prosecuting or defending, or preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in any Proceeding with respect to, a Claim. If any of the foregoing amounts paid on behalf of Indemnitee are includible within Indemnitee’s taxable income for federal or state income tax purposes, the Company will reimburse Indemnitee for any taxes incurred with respect thereto by paying to Indemnitee an amount which, after taking into account taxes on such amount, equals Indemnitee’s incremental tax liability. Expenses shall not be deemed to include judgments, penalties, fines or amounts paid in settlement by an Indemnitee, and shall be determined after taking into account any amounts that have already been paid directly to the Indemnitee, or to a third party at Indemnitee’s request, either (i) pursuant to the Insurance Policy or a Comparable Policy or (ii) subject to Section 10, by another entity or enterprise of a type described in clause (iii) of the definition of “Corporate Status” that relate to such Claim.

(k)        The term “Impartial Directors” shall mean the directors who are not parties to a Claim for which indemnification is being sought.

(l)         The term “Incumbent Board” shall mean individuals who, as of the close of business on the Agreement Date, constitute the Board; provided,  however, that any individual who becomes a director of the Company after the Agreement Date through an election by the Company’s shareholders following a nomination of such individual by the vote of a majority of the directors then comprising the Incumbent Board, or through nomination pursuant to the Governance Agreement prior to the Nomination Termination Time as defined therein, shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office is a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(m)       The term “Indemnifiable Costs” shall mean Expenses, judgments, fines, penalties or amounts paid in settlement that are incurred or paid by or on behalf of Indemnitee in connection with prosecuting or defending, or preparing to prosecute or defend a Claim, or serving as a witness with respect to a Claim, but shall not include any amounts that have already been paid directly to the Indemnitee pursuant to the Insurance Policy or a Comparable Policy.

(n)        The term “Independent Counsel” shall mean a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) any member of the Group or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(o)        The term “Independent Directors” shall mean the members of the Board that are “independent directors” as defined by Section 303A of the New York Stock Exchange Listed Company Manual or successor provision for purposes of determining whether a majority of the board of directors is independent, whether or not the Common Shares are then listed on the New York Stock Exchange (the “NYSE”), and whether or not the Company is subject to the requirement that a majority of its directors be independent; except that if the Company’s Common Shares are principally listed on another securities exchange that defines director independence for purposes of determining whether a majority of the directors are independent, then the definition of director independence used by such other principal exchange shall apply.

(p)        The term “Insurance Policy” shall mean, collectively, (i) the Primary Directors’ and Officers’ Liability Policy that the Company has obtained from Zurich Insurance PLC, (ii) the Excess Directors’ and Officers’ Liability Policy that the Company has obtained from various insurers including Certain Underwriters at Lloyds, (iii) the Side A DIC Liability Policy that the Company has obtained from various insurers including Certain Underwriters at Lloyds, for a total of $75 million of coverage on behalf of its directors and officers, for the policy period commencing November 19, 2019 and ending November 18, 2020, or any successor directors’ and officers’ liability insurance policy that the Company from time to time maintains.

(q)        The term “Law” shall mean (i) the law of August 10, 1915 on commercial companies, as amended, of the Grand Duchy of Luxembourg and (ii) the Delaware General Corporation Law.

(r)        The term “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(s)        The term “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including appeals, whether brought in the right of the Company or PDMI or otherwise, whether civil, criminal, administrative, arbitrative or investigative in nature, and whether made judicially or extra-judicially.

(t)         “Secondary Indemnitors” shall have the meaning provided in Section 10(a).

(u)        The term “Standard of Conduct” shall mean, with respect to any Claim that is asserted, conduct by the Indemnitee that was in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Company or PDMI, and, in the case of a Claim which is, or which is related to, a criminal action or proceeding, conduct that Indemnitee had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

2.         Limitation of Liability.  To the fullest extent provided by Law and Article Nine of the Articles of Association of the Company (as amended and restated by the Extraordinary General Meeting of the shareholders of the Company on November 19, 2018, the “Articles of Association”) and Article 13 of the Certificate of Incorporation (the “Certificate of Incorporation”) of PDMI (as each is in effect on the Agreement Date), Indemnitee shall not be liable to the Company, PDMI or any other member of the Group, or to the shareholders of the Company, PDMI or any other member of the Group, for any breach of his mandate or fiduciary duty. If and to the extent such provisions of such Articles of Association or Certificate of Incorporation are amended to permit further limitations of liability, Indemnitee shall not be liable for any breach of his mandate or fiduciary duty to the fullest extent permitted after taking into account any such amendment.

3.         Maintenance of Insurance.  (a) The Company represents and warrants that it presently maintains in full force and effect the Insurance Policy, a copy of which it has made available to the Indemnitee. Subject to Section 3(b) hereof, the Company hereby agrees that, so long as Indemnitee shall continue to be a director or officer of the Company, PDMI or any other member of the Group and for any period thereafter as the Indemnitee is subject to a Claim, the Company shall maintain in effect for the benefit of Indemnitee one or more valid and enforceable policies of directors and officers liability insurance providing, in all respects, coverage favorably comparing to that currently provided to Indemnitee under the Insurance Policy (a “Comparable Policy”).

(b)        The Company shall not be required to maintain the Insurance Policy or a Comparable Policy if, in the reasonable business judgment of a majority of Independent  Directors of the Company, either (i) the premium cost for such insurance is excessive when compared to the amount and benefits of coverage provided, or (ii) the coverage provided by such insurance is so limited by exclusions, retentions, deductibles or otherwise that there is insufficient benefit to the Company or its directors and officers from such insurance, in which event the Company shall use its reasonable best efforts to obtain the maximum amount of coverage as may be obtained for an annual premium not exceeding 110% of the annual premium paid by the Company for the most recent annual renewal of the Insurance Policy.

(c)        If the Company does not purchase and maintain in effect the Insurance Policy or a Comparable Policy, the Company agrees, to the extent permitted by law, to hold harmless and indemnify Indemnitee to the full extent of the coverage that would otherwise have been provided for the benefit of Indemnitee pursuant to the Insurance Policy.

4.         Indemnification of Indemnitee.  The Company and PDMI each agrees to hold harmless and indemnify the Indemnitee as follows:

(a)        Indemnity in Connection with Claims Other than Claims by or in the Right of the Company, PDMI, or any member of the Group.  To the fullest extent permissible under applicable Law, with respect to any Claim against the Indemnitee that is not by or in the right of the Company, PDMI, or another member of the Group, the Company and PDMI shall indemnify and hold harmless Indemnitee against such Indemnifiable Costs as they are actually and reasonably incurred, if the Indemnitee has met the Standard of Conduct.

(b)        Indemnification for Proceedings by or in the Right of the Company, PDMI or any member of the Group.  With respect to any Claim by or in the right of the Company, PDMI, or any member of the Group, the Company and PDMI shall indemnify and hold harmless Indemnitee against any Expenses as they are actually and reasonably incurred, if the Indemnitee has met the Standard of Conduct; provided  that no indemnification shall be made under this Section 4(b) with respect to any Claim as to which the Indemnitee shall have been adjudged to be liable to the Company, PDMI or any member of the Group unless and to the extent that a court of competent jurisdiction determines that such indemnification shall be made.

(c)        Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding, and without limiting, any other provision of this Agreement, to the extent that the Indemnitee is successful in whole or in part in the defense of any Claim on the merits or otherwise, the Company and PDMI shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee with respect to the Claim to the fullest extent permitted by Law. For purposes of this paragraph and without limitation, the termination of any Claim by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim. For avoidance of doubt, to the extent a Proceeding involves or involved more than one Claim, this Section 4(c) shall apply separately to each such Claim.

(d)        Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5.         Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 4 of this Agreement, the Company and PDMI shall, to the fullest extent permitted by Law, and hereby do agree to indemnify and hold harmless Indemnitee against all Indemnifiable Costs as they are actually and reasonably incurred by the Indemnitee, if, by reason of his Corporate Status, he is a party to any Claim (including a Claim by or in the right of the Company, PDMI or any member of the Group). The phrase “to the fullest extent permitted by Law” shall include, but not be limited to, (a) to the fullest extent permitted by Article 10.2 of the Articles of Association of the Company, Article 13 of the Certificate of Incorporation of PDMI, and any provision of the Law that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment or replacement of such provision of the Law, and (b) to the fullest extent authorized by any amendments to or replacements of provisions of the Law that expand the extent to which a public limited liability company (société anonyme) or corporation, as applicable, may indemnify its directors and officers. Any amendment or repeal of any provision of the Law that limits the rights of directors or officers to indemnification shall be deemed to have prospective effect only and shall not limit or eliminate the rights of the Indemnitee hereunder with respect to any Claim involving any act, occurrence or omission, or alleged act, occurrence or omission that took place prior to the date of such amendment or repeal.

6.         Contribution.  (a)          If  the indemnification provided for in this Agreement is unavailable to Indemnitee in respect of any Claim for any reason whatsoever (including without limitation because indemnification is prohibited by virtue of the Law, U.S. federal securities laws or an applicable court decision), then the Company and PDMI, in lieu of indemnifying Indemnitee, shall contribute to the amount of Indemnifiable Costs actually and reasonably incurred and paid or payable by or on behalf of Indemnitee in connection with such Claims in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Group and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Claims and/or (ii) the relative fault of the Group (including any Group member’s directors, officers, employees and agents other than Indemnitee), on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s). The Company and PDMI agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing considerations.

(b)        The Company and PDMI hereby agree to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees or agents of any Group member, other than Indemnitee, who may be jointly liable with Indemnitee.

7.         Certain Procedures.

(a)        Procedures for Notification and Defense of Claims.  To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if a Change of Control has occurred and Indemnitee so chooses, such written request shall also include a request for the right to indemnification to be determined by Independent Counsel.  The Company shall be entitled to participate in the Proceeding in respect of the Claim for which indemnification is sought at the Company’s own expense.

(b)        Procedure Upon Application for Indemnification.

(i)   Upon receipt of a written request for indemnification pursuant to Section 7(a), a determination, if such determination is required by applicable Law, with respect to Indemnitee’s entitlement thereto (which entitlement shall be limited to whether Indemnitee met the Standard of Conduct with respect to the Claim for which indemnification is sought) shall be made in the specific case by the Determining Body.  All determinations and judgments made by the Determining Body hereunder shall be made in good faith.  In the event that the Determining Body is Independent Counsel, such determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which written opinion shall be delivered to Indemnitee.  If the determination of the Determining Body is that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

(ii)  Indemnitee shall cooperate with the Determining Body in making its determination with respect to Indemnitee’s entitlement to indemnification, including by providing, upon reasonable advance request, any documentation or information as is not privileged or otherwise protected from disclosure, is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  Any costs or expenses (including attorney’s fees and disbursements) incurred by Indemnitee in so cooperating with the Determining Body shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(iii) In the event that a Change of Control has occurred and Indemnitee exercises his right to have his entitlement to indemnification determined by Independent Counsel pursuant to Section 7(a), the Independent Counsel shall be selected by Indemnitee. The Company may, within ten (10) days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided,  however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for entitlement to indemnification to be determined by Independent Counsel pursuant to Section 7(a) and (ii) the final disposition of the Proceeding in respect of the Claim(s) for which indemnification is sought, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other Person as the court shall designate.  The Person with respect to whom all objections are so resolved or the Person so appointed shall act as Independent Counsel under this Section 7.

(c)        Presumptions and Effect of Certain Proceedings.  In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a), and the Determining Body shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Determining Body to have made a determination prior to the commencement of any action by Indemnitee to enforce this Agreement that indemnification is proper in the circumstances because Indemnitee has met the Standard of Conduct, nor (ii) an actual determination by the Determining Body that Indemnitee has not met the Standard of Conduct, shall be a defense to such action or create a presumption that Indemnitee has not met the Standard of Conduct.  The termination of any Proceeding or of any Claim therein by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not satisfy the Standard of Conduct.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any member of the Group shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

8.          Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with the prosecution or defense of any Claim within 30 days after the receipt by the Company or PDMI of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of the Claim.  The Company shall advance the amount of Expenses requested without regard to the Indemnitee’s ability to repay and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Any request for advancement of Expenses submitted by Indemnitee shall reasonably evidence the Expenses incurred by Indemnitee (provided, that in the case of evidence of Expenses for legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with such evidence) and, to the extent required by applicable Law, shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if and to the extent that it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest free.  The right to advances under this Section 8 shall in all events continue until final disposition of any Proceedings, including any appeal therein, in respect of each Claim for which advancement of Expenses is sought. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 9(e).

9.         Remedies of Indemnitee.

(a)        Subject to Section 9(f), in the event that (1) the Determining Body determines pursuant to Section 7(b) that Indemnitee is not entitled to indemnification under this Agreement, (2) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (3) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) within 60 days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (4) payment of indemnification is not made pursuant to Section 4(c) or 4(d) or the last sentence of Section 7(b)(ii) within 10 days after receipt by the Company of a written request therefor or (5) payment of indemnification pursuant to Section 4(a), 4(b) or 5 is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, then Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification or advancement. Indemnitee shall commence such proceeding seeking an adjudication within the applicable statute of limitations following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a).  Neither the Company nor PDMI shall oppose Indemnitee’s right to seek any such adjudication.

(b)        In the event that the Determining Body shall have determined pursuant to Section 7(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 9, the Company and PDMI shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)        If a determination shall have been made by the Determining Body pursuant to Section 7(b) that Indemnitee is entitled to indemnification, the Company and PDMI shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)        The Company and PDMI shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company and PDMI are bound by all the provisions of this Agreement.

(e)        The Company and PDMI shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by applicable Law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company and/or PDMI under this Agreement or under any directors’ and officers’ liability insurance policies (whether or not the Insurance Policy or any Comparable Policy) maintained by the Company or PDMI, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought, provided that Indemnitee shall not be entitled to be so indemnified and shall repay any such advances if it is judicially determined that such action was not brought or maintained by Indemnitee in good faith.

(f)        Notwithstanding anything in this Agreement to contrary, the Determining Body shall not be required to make a determination as to Indemnitee’s entitlement to indemnification under this Agreement prior to the final disposition of the Proceeding, including any appeal therein, in respect of the Claim for which indemnification is sought hereunder.

10.        Primacy of Indemnification; Subrogation.  (a) The Company and PDMI each hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Indemnitee’s employer or certain of its Affiliates (collectively, the “Secondary Indemnitors”).  The Company and PDMI each hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles of Association of the Company and the Certificate of Incorporation or Bylaws of PDMI (or any other agreement between the Company, PDMI and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company and PDMI each further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any Claim for which Indemnitee has sought indemnification from the Company or PDMI shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company or PDMI.  The Company, PDMI and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 10(a).

(b)        Except as provided in paragraph (a) above, in the event of any payment under this Agreement, the Company and PDMI shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Secondary Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company and/or PDMI to bring suit to enforce such rights.

(c)        Except as provided in paragraph (a) above, neither the Company nor PDMI shall be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(d)        Except as provided in paragraph (a) above, if the Claim against Indemnitee relates to a Corporate Status that he holds for another entity or enterprise that is described in clause (iii) of the definition of “Corporate Status,” and if Indemnitee is or may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall, following a request from the Company or PDMI that he do so, apply to such entity or enterprise for indemnification with respect to the Claim, and the Company's or PDMI’s obligation to indemnify or advance Expenses hereunder to Indemnitee related to such Corporate Status for such other entity or enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other entity or enterprise.

11.       Saving Clause.  If any provision of this Agreement is determined by a court having jurisdiction over the matter to violate or conflict with applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Company and PDMI shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

12.       Non-Exclusivity.  (a)  The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, Articles of Association, Certificate of Incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.

(b)        It is the intent of the Company and PDMI by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Company and PDMI to provide broader indemnification rights than are currently permitted, the Company and PDMI shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

13.       Confidentiality.  The Company and Indemnitee shall keep confidential to the extent permitted by law and their fiduciary obligations all information and determinations provided pursuant to or arising out of the operations of this Agreement and the Company, PDMI and Indemnitee shall instruct its or his agents and employees to do likewise.

14.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which taken together shall be deemed to constitute a single instrument

15.       Applicable Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, USA. The Company, PDMI and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, another state or federal court located in the State of Delaware (such court, as applicable, the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

16.       Successors and Assigns.  This Agreement shall be binding upon Indemnitee and upon the Company and PDMI, and each of their successors and assigns, and shall inure to the benefit of Indemnitee’s heirs, personal representatives, and assigns and to the benefit of the Company, PDMI and each of their successors and assigns. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17.       Amendment.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company, PDMI and Indemnitee.  Notwithstanding any amendment, modification, termination or cancellation of this Agreement or any portion hereof, but except as may be expressly set forth therein, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

18.       Gender.  All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.

19.       Acknowledgments.  Each of the Company and PDMI expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company, PDMI and/or other members of the Group, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve as a director or officer of the Company, PDMI and/or other members of the Group, and that this Agreement shall be effective for the Indemnitee as of the very moment he begins his mandate as a director or officer of the Company prior to the publication of his appointment as such in the Official Gazette (Memorial).  Both the Company and PDMI, on the one hand, and Indemnitee, on the other hand, acknowledge that in certain instances, U.S. Federal law or public policy may override applicable law and prohibit the Company or PDMI from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company, PDMI and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company and PDMI have undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s or PDMI’s right under public policy to indemnify Indemnitee.

20.       Exceptions.  Notwithstanding any other provision herein to the contrary, neither the Company nor PDMI shall be obligated pursuant to the terms of this Agreement to indemnify Indemnitee in respect of remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.

PACIFIC DRILLING S.A.

By:
Bernie G. Wolford
Chief Executive Officer

PACIFIC DRILLING MANPOWER, INC.

By:
Bernie G. Wolford
Chief Executive Officer

Indemnitee